Exhibit 10.2 AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of August 5, 2026 between and among Banc of California, Inc. (the “Company”), Banc of California, a California state-chartered bank (the “Bank” and together with the Company, “Employer”), on the one hand, and Joseph Kauder (“Executive”), on the other hand. WHEREAS, Employer and Executive entered into an Employment Agreement dated July 5, 2023 (the “Prior Agreement”); WHEREAS, Employer desires to continue to employ Executive, and Executive desires to continue to be employed by Employer upon the terms and subject to the conditions set forth in this Agreement, effective as of the Effective Date (as defined below); and WHEREAS, the Employer and Executive are entering into this Agreement to amend and restate the Prior Agreement. NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the parties agree as follows: 1. Employment. Employer agrees to continue to employ Executive, and Executive accepts continued employment with Employer, upon the terms and conditions set forth in this Agreement and this Agreement amends and restates the Prior Agreement in its entirety. 2. Term. The term of employment under this Agreement shall begin on August 1, 2026 (the “Effective Date”) and shall expire on July 31, 2029, unless terminated sooner as provided in this Agreement or unless extended as provided in the next sentence (the “Employment Period”). Unless this Agreement is terminated earlier, commencing on August 1, 2029, and on each anniversary of August 1, 2029 (each August 1st on or after August 1, 2029, the “Renewal Date”), the Employment Period shall be extended for one additional year (a “Renewal Term”), unless either party notifies the other party at least ninety (90) days prior to the applicable Renewal Date that the Employment Period shall not be so extended; provided, however, that in no event shall the Employment Period be extended beyond July 31, 2031. 3. Duties. During the Employment Period: (a) Executive shall be employed by Employer as Executive Vice President and Chief Financial Officer of the Company and the Bank, with the authority, duties and responsibilities as are customarily assigned to this position consistent with the designation as “principal financial officer” pursuant to Item 402(a)(3)(ii) of Regulation S- K under the Securities Act of 1933, and Rule 16a-1(f) under the Securities Exchange Act of 1934. Executive shall report directly to the Chief Executive Officer (“CEO”) of the Company and the Bank, and/or such other officers of the Company and the Bank, as determined from time to time by the CEO or the Board of Directors of the Company (the “Company Board”) and the Board of Directors of the Bank (the “Bank Board”). Executive’s primary place of employment will be in Santa Ana, California, except for required business travel.

-2 of 18- (b) Executive shall devote his full business time, energy and skill to the business of Employer, and to the promotion of Employer’s best interests. Executive agrees to devote the time necessary to discharge faithfully and efficiently his responsibilities under this Agreement. Notwithstanding anything to the contrary in this Agreement, Executive may devote reasonable time to (i) supervision of his personal investments, (ii) activities involving professional, charitable, educational, religious and similar types of organizations, and (iii) similar activities, to the extent that those other activities do not interfere with the performance of Executive’s duties under this Agreement, or conflict in any way with the business or interests of Employer, and are in compliance with Employer’s policies and procedures in effect from time to time, including, without limitation, the Code of Business Conduct and Ethics Policy and the Company’s policies on Outside Business Interests and Related Party Transactions. Any external board or other similar roles shall be subject to approval by the Joint Compensation, Nominating and Corporate Governance Committee of the Board (the “Committee”) and compliance with any other applicable Company policies. (c) Executive represents and warrants that there are no current or prior employment agreements between him and his former employers—including but not limited to any employee code of conduct, noncompetition, nonsolicitation or nondisclosure agreements—that would restrict or otherwise adversely affect his continuing employment with Employer or performing his expected job duties. 4. Compensation. During the Employment Period: (a) Executive shall be paid a base annual salary (“Annual Base Salary”) as follows: i. From the Effective Date through February 28, 2027, at the rate of $621,000; and ii. After February 28, 2027, at the rate determined by the Committee. The Annual Base Salary shall be payable in accordance with Employer’s normal payroll practices (but not less frequently than monthly), as those practices may be determined from time to time. (b) Executive shall be eligible to receive an annual bonus payable in cash (the “Annual Bonus”) with respect to each fiscal year during the Employment Period, with an annual target bonus opportunity of 80% of Executive’s rate of Annual Base Salary in effect when the Annual Bonus terms for the year are approved (the “Target Bonus”). The actual Annual Bonus earned may be higher or lower, depending on the level of achievement of

-3 of 18- applicable goals pursuant to the Company’s short term incentive (“STI”) cash bonus plan applicable to the Company’s executive officers. (c) Executive shall be entitled to participate, on terms comparable to similarly situated executive officers and consistent with his position and duties, in Employer’s incentive compensation plans and programs, including Employer’s Long-Term Incentive (“LTI”) program. Such stock-based LTI Awards (the “Awards”) shall be granted annually or on a periodic basis by the Committee, with a target long-term equity incentive award that shall be based on an annual target grant amount that is one-hundred and twenty percent (120%) of the Annual Base Salary i at the current rate then in effect. With respect to each grant of the Awards, 50% will be Restricted Stock Units subject solely to service-based vesting conditions (the “RSUs”) and 50% will be Performance Stock Units subject to such performance-based and service-based vesting conditions as determined by the Committee (the “PSUs”). The RSUs shall vest annually in thirds (i.e., three equal installments) over three years. The PSUs shall vest at the end of a three year performance period subject to the achievement of the performance metrics set by the Committee for the Employer’s executive officers. The number of shares shall be determined by the Committee by dividing the dollar amount of RSUs and PSUs, as applicable, by the per share closing price on the trading day immediately preceding the grant date or such other method of determination as in effect by the Committee. The Committee may exercise discretion to increase or decrease the annual long-term equity target grant amount for any year based on its evaluation of Executive’s performance or other factors and may at any time exercise discretion to change the target composition, vesting period or other terms of any Awards. (d) All amounts provided by Employer or any affiliate thereof to Executive, whether under this Agreement or otherwise, will be subject to such deductions and clawback (recovery) (i) as may be required to be made pursuant to law, government regulation, order or stock exchange listing requirement, (ii) pursuant to the Company’s Mandatory Recoupment Policy and any other recoupment or other policy that Employer may adopt or (iii) by agreement with, or consent of, Executive. (e) At the sole discretion of Employer, Employer will pay for or reimburse Executive for reasonable costs incurred for temporary housing in the Orange County, California area as reasonably required by Executive and subject to Employer’s reasonable pre-approval, up to a maximum amount of $100,000 per year. Such expenses will be reimbursed, if applicable, on a quarterly basis following the presentation of satisfactory evidence of such expenses in accordance with the Employer’s policies and procedures. All benefits

-4 of 18- pursuant to this clause (e) are terminable in the sole discretion of Employer upon sixty (60) days’ notice to Executive. (f) Employer will provide Executive with a car or provide Executive with a reasonable monthly car allowance, as mutually agreed. (g) Executive’s compensation, benefits and expenses shall be paid by the Company and the Bank in the same proportion as the time and services actually expended by Executive on behalf of each respective Employer. 5. Flex Time Off. Executive shall be entitled to take off as much personal time off from work as needed or as appropriate (Flex Time Off or “FTO”), consistent with his professional responsibilities and business needs; provided that Executive is meeting his work responsibilities; and provided, further, that Executive is demonstrating a level of commitment and conscientiousness that is sufficient to satisfy his professional responsibilities to Employer. Executive will receive the agreed-upon base salary during approved FTO unless Executive is on an extended leave that is unpaid pursuant to Employer’s employee handbook or applicable law (e.g., FMLA, CFRA or other extended leave). Because FTO is not an accrued benefit, Executive will not be eligible for a payout of FTO at the time of separation from Employer, regardless of the reason for the separation. Executive will be subject to any changes to Employer’s benefits policy that are applicable to other executives in similarly situated positions. 6. Benefits. Executive shall be entitled to participate in such life insurance, medical, dental, pension, supplemental disability, retirement plans or other programs as may be approved from time to time by Employer for the benefits of its executive employees. 7. Termination. (a) Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death during the Employment Period. If Employer determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may provide Executive with written notice in accordance with Section 21 of its intention to terminate Executive’s employment. In such event, to the extent permitted by applicable law, Executive’s employment with Employer shall terminate effective on the thirtieth (30th) day after receipt of such notice by Executive (the “Disability Effective Date”); provided that, within thirty (30) days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of Executive from Executive’s duties with Employer on a full-time basis for ninety (90) consecutive days, or a total of one hundred and eighty (180) days in any twelve-month period, as a result of incapacity due to mental or physical illness which is determined to be total and

-5 of 18- permanent by a physician selected by Employer or its insurers and reasonably acceptable to Executive or Executive’s legal representative. (b) With or Without Cause. Employer may terminate Executive’s employment during the Employment Period with or without Cause at any time upon notice to Executive. For purposes of this Agreement, “Cause” means Executive’s (i) personal dishonesty, gross negligence, willful misconduct, fraud or breach of fiduciary duty; (ii) willful failure to perform Executive’s duties for or on behalf of Employer or its affiliates, or to follow, or cooperate in carrying out, any lawful material written policy adopted by Employer (including any written code of conduct or standards of ethics applicable to employees of Employer) or any reasonable directive from the Company Board or the Bank Board; (iii) continued and willful neglect of Executive’s duties for or on behalf of Employer or its affiliates; (iv) the taking of, or omission to take, any action that is materially disruptive of the business or affairs of Employer, other than actions taken or omitted in good faith consistent with the best interests of Employer and its affiliates; (v) material breach of any provision of this Agreement; (vi) intentional violation of any material law, rule, regulation or judicial or administrative order to which Employer or any affiliate is subject or of any formal administrative action entered into by Employer or any affiliate, or imposed upon any of them; (vii) conduct that results in Executive’s suspension or temporary or permanent prohibition or removal from participation in the conduct of the affairs of Employer or any affiliate, or the assessment of any civil money penalty against Executive, in any such case pursuant to the rules and regulations of any applicable regulatory agency having jurisdiction over Employer or its affiliates, or the issuance of any permanent injunction or similar remedy by a court having jurisdiction over Employer preventing Executive from executing or performing his material duties under this Agreement; or (viii) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude, whether or not in connection with the business and affairs of Employer or its affiliates; provided, however, that Executive shall have thirty (30) days to cure any of the events or occurrences described in the immediately preceding clauses, to the extent such events or occurrences are curable. For purposes of this Section 7(b), no act or failure to act, on the part of Executive, shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of Employer. (c) With Good Reason. Executive’s employment may be terminated by Executive with Good Reason. For purposes of this Agreement, “Good Reason” shall mean, in the absence of a written consent of Executive, any of the following:

-6 of 18- i. a material diminution in Executive’s title, authority, duties or responsibilities (other than pursuant to Section 7(d)(ii)); ii. a material breach of this Agreement by Employer (other than a breach of Section 4 resulting from a reduction in compensation or benefits that is required by a regulatory authority or applicable law or as otherwise permitted under Section 4); or iii. non-renewal of this Agreement by the Employer upon expiration of the Employment Period. To invoke a termination with Good Reason, Executive shall provide written notice to Employer of the existence of one or more of the conditions described in clauses (i) or (ii) within sixty (60) days following the initial existence of such condition or conditions, and Employer shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition if such condition is reasonably subject to cure. In the event that Employer fails to remedy the condition constituting Good Reason during the applicable Cure Period, Executive’s resignation, which must constitute a “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), must become effective, if at all, within sixty (60) days following such Cure Period in order for such termination as a result of such condition to constitute a termination with Good Reason. (d) Without Good Reason. Executive’s employment may be terminated by Executive without Good Reason at any time upon sixty (60) days’ prior written notice to Employer. i. The period commencing on the date on which Employer receives notice of Executive’s termination of his employment without Good Reason (the “Notice Date”) and ending on the earlier of (i) sixty (60) days following the Notice Date and (ii) such earlier date as designated by Employer shall be referred to as the “Notice Period.” ii. During the Notice Period, Employer: 1) shall continue to pay Executive the Annual Base Salary then in effect, in accordance with Employer’s regular payroll practices and allow Executive to participate in Employer’s benefit plans to the extent permitted by such plans and applicable law; 2) reserves the right to (i) change or remove any of Executive’s duties, (ii) require Executive to remain away from Employer’s premises, and/or (iii)

-7 of 18- take such other action as determined by Employer to aid and assist in the transition process associated with Executive’s departure; and 3) may waive or terminate the Notice Period at any time and for any reason or for no reason, in which case the Date of Termination (as defined below) shall be the date on which Employer notifies Executive of such waiver or termination. (e) Upon Expiration of Employment Period. Executive’s employment shall terminate automatically upon expiration of the Employment Period if either party gives notice of non-renewal as set forth in Section 2. For purposes of clarity, if the Employer gives notice of non-renewal upon expiration of the Employment Period, it will constitute a termination by the Employer without Cause that entitles Executive to Severance Benefits (as defined below) under Section 8(c). (f) Date of Termination. For purposes of this Agreement, “Date of Termination” means (i) if Executive’s employment is terminated by Employer without Cause, or by Executive with Good Reason, the date of receipt of the notice of termination or any later date specified therein within thirty (30) days of such notice, as the case may be; (ii) if Executive’s employment is terminated by Employer for Cause, the Date of Termination shall be the date on which Employer notifies Executive of such termination; (iii) if Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be and (iv) if Executive’s employment is terminated by Executive without Good Reason, the Date of Termination shall be the earlier of sixty (60) days following the Notice Date and such earlier date as designated by Employer. 8. Obligations of Employer and Executive upon Termination of Employment. (a) In the event of the termination of Executive’s employment for any reason, Executive shall be entitled to any Accrued Obligations. “Accrued Obligations” means (i) any base salary that Executive has earned but not been paid on or prior to the Date of Termination, (ii) Executive’s Annual Bonus earned for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs to the extent such bonus has not been paid as of the Date of Termination (which shall be paid in the ordinary course when annual bonuses are paid to Employer’s other executive officers); (iii) any reimbursable business expenses that were incurred by Executive as of the Date of Termination but have not been reimbursed on the Date of Termination, and (iv) any payments or benefits to which Executive or his beneficiary or estate is entitled under the terms of any applicable employee benefit plan (which shall be paid or provided pursuant to the terms of the applicable plan, agreement or policy).

-8 of 18- (b) In the event that, during the term of this Agreement, Executive’s employment is terminated by reason of death or Disability, subject to Section 8(d), Executive (or Executive’s beneficiary or estate in the event Executive’s employment is terminated by reason of death) shall be entitled to the following benefits (the “Death and Disability Benefits”): i. annual bonus in an amount equal to Executive’s Target Bonus in effect on the Date of Termination, payable in a lump sum on the first payroll date coincident with or next following the sixtieth (60th) calendar day following Executive’s Date of Termination; and ii. all of Executive’s outstanding equity-based awards shall vest and become free of restrictions immediately (with any performance-based equity awards vesting at “target” performance levels unless the applicable performance goals are determinable as of the Date of Termination and actual performance exceeds “target” performance levels, in which case such performance-based awards will vest based on the actual level of achievement determined as of the Date of Termination). (c) In the event that, during the term of this Agreement, Employer terminates Executive’s employment without Cause (including if the Employer gives notice of non-renewal upon expiration of the Employment Period) or Executive resigns with Good Reason, subject to Section 8(d), Executive shall be entitled to the following severance benefits (the “Severance Benefits”): i. severance pay in an amount equal to the sum of 100% of (A) Executive’s Annual Base Salary in effect on the Date of Termination; and (B) Executive’s Target Bonus in effect on the Date of Termination (the “Severance Amount”) payable in lump sum on the first payroll date coincident with or next following the sixtieth (60) calendar day following the Executive’s Date of Termination but no later than the 15th day of the third month following the Date of Termination; ii. annual bonus in an amount equal to Executive’s Target Bonus in effect on the Date of Termination multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs up to and including the Date of Termination, and the denominator of which is the total number of days in the fiscal year in which the Date of Termination occurs, payable in a lump sum on the first payroll date coincident with or next following the sixtieth (60th) calendar day following Executive’s Date of Termination;

-9 of 18- iii. for the eighteen (18) month period following the Date of Termination, provided Executive has elected group health plan continuation coverage (“COBRA”) under an Employer-provided group health plan, Employer shall pay to Executive in equal monthly installments, an amount equal to the monthly COBRA premium, less an amount equal to the portion of the monthly health-care premium Executive was paying prior to the Date of Termination; iv. Executive’s outstanding equity-based awards that are not performance-based shall vest and become free of restrictions immediately; v. a pro-rated portion of Executive’s outstanding equity-based awards that are performance-based shall remain eligible to vest based on actual performance in accordance with the applicable criteria, with the pro-rated portion of each award calculated using a fraction, the numerator of which is the number of days in the applicable award’s performance period up to and including the Date of Termination, and the denominator of which is the total number of days in the applicable award’s performance period; and vi. notwithstanding the foregoing, if Employer terminates Executive’s employment without Cause (including if the Employer gives notice of non-renewal upon expiration of the Employment Period) or Executive resigns with Good Reason, and the Date of Termination occurs within two years immediately following a Change of Control (as defined in Exhibit A), (A) the Severance Amount will be equal to 200% of the sum of Executive’s Annual Base Salary and Target Bonus in effect on the Date of Termination (payable at the same time as set forth above); and (B) Executive’s outstanding equity-based awards shall vest and become free of restrictions immediately (with any performance-based equity awards vesting at “target” performance levels unless the applicable performance goals are determinable as of the Date of Termination and actual performance exceeds “target” performance levels, in which case such performance-based awards will vest based on the actual level of achievement determined as of the Date of Termination). (d) Any Death or Disability Benefits pursuant to Section 8(b) or Severance Benefits pursuant to Section 8(c) are subject to and conditioned upon Executive (or Executive’s beneficiary or estate in the event Executive’s employment is terminated by reason of death) signing and delivering to Employer a general release and waiver, in the form attached hereto as Exhibit B, within twenty-one (21) days following the Date of Termination (or forty-five

-10 of 18- (45) days following the Date of Termination if Executive’s termination is part of a group termination as set forth in 29 U.S.C. §626(f)(1)(F)(ii)), or, in the case of Death or Disability, within sixty (60) days following the Date of Termination, and not revoking the general release within any applicable revocation period. (e) If any payment or benefit received or to be received by Executive pursuant to this Agreement or otherwise (“Payments”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this subsection (e), be subject to the excise tax imposed by Section 4999 of the Code, any successor provisions, or any comparable federal, state, local or foreign excise tax (“Excise Tax”), then such Payments shall be either (A) provided in full pursuant to the terms of this Agreement or any other applicable agreement, or (B) provided as to such lesser extent as would result in no portion of such Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state, local and foreign income, employment and other taxes and the Excise Tax, results in the receipt by Executive, on an after-tax basis, of the greatest amount of payments and benefits, notwithstanding that all or some portion of such Payments may be subject to the Excise Tax. Any determination required under this subsection (d) shall be made in writing by nationally recognized independent public accountants appointed by Employer (the “Accountants”), whose determination shall be final, conclusive and binding upon Executive and Employer for all purposes. For purposes of making the calculations required by this subsection (d), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Employer and Executive agree to furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this provision. Any reduction in payments and/or benefits required by this provision will occur in the following order: (1) reduction of cash payments; (2) reduction of vesting acceleration of equity awards; and (3) reduction of other benefits paid or provided to Executive. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant for equity awards. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis. (f) Notwithstanding any other provision of this Agreement to the contrary, any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) and any regulations promulgated thereunder, including 12 C.F.R. Part 359.

-11 of 18- (g) As of the Date of Termination, Executive shall be deemed to resign from all positions held with Employer, including as a director, officer, trustee, general partner or other capacity in which he is serving with any entity at the request of Employer or by reason of his service for Employer, and shall timely execute any documentation reasonably required by Employer for such resignations. (h) From and after the Date of Termination, Executive agrees to cooperate fully with Employer’s reasonable requests in connection with any existing or future investigations, claims, litigation, audits or similar actions involving Employer or its affiliates, whether administrative, civil or criminal in nature, in which and to the extent Employer reasonably deems Executive’s cooperation necessary. Employer shall pay all reasonable, documented travel and other expenses incurred by Executive in connection with providing his cooperation if the expenses and costs are approved in advance in writing by Employer. Executive also agrees to respond to requests from Employer and its counsel for information needed to prepare such operational, financial and other reports, filings and documents that relate to the time period during which Executive provided services to Employer or to the termination of his services. To the extent that Executive’s cooperation under this Section 8(g) requires more than a de minimis amount of time, Employer and Executive shall negotiate mutually agreeable remuneration for such cooperation. 9. Nonsolicitation. Unless otherwise agreed in writing, during the term of this Agreement, and for a period of twelve (12) months following the Date of Termination, Executive shall not, and shall not assist any other person to (i) solicit for hiring any employee of Employer or any of its affiliates (or any individual who was such an employee at any time within the six (6) month period preceding such solicitation), or seek to persuade any employee of Employer or any of its affiliates (or any individual who was such an employee at any time within the six (6) month period preceding such action) to discontinue employment or (ii) solicit or encourage any independent contractor providing services to Employer or any of its affiliates to terminate or diminish its relationship with them. 10. Nondisclosure of Confidential Information. (a) Executive acknowledges that Employer and its affiliates may disclose confidential information to Executive during the Employment Period to enable his to perform his duties hereunder. Executive agrees that, except as required by law, regulatory directive or judicial order or as permitted in Section 10(c) below, he will not, without the prior written consent of Employer, during the Employment Period or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of Employer or any of its affiliates. For purposes of this Agreement, “confidential information” shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, processes, methods, techniques, systems,

-12 of 18- formulas, patents, models, devices, programs, computer software, writings, research, personnel information, customer information, or financial information of Employer or any of its affiliates, plans, or any other information of whatever nature in the possession or control of Employer which has not been published or disclosed to the general public (other than by acts of Executive or his agents in violation of this Agreement), or which gives Employer or any of its affiliates an opportunity to obtain an advantage over competitors who do not know of or use it. The foregoing covenants will not prohibit Executive from disclosing confidential or other information to other employees of Employer or to third parties to the extent that such disclosure is necessary to the performance of his duties under this Agreement. (b) Executive further agrees that if his employment hereunder is terminated for any reason, he will not take originals or copies of any and all records, papers, programs, computer software and documents and all matter of whatever nature containing secret or confidential information of Employer or any of its affiliates. (c) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement, including this Section 10, is intended to prohibit Executive and Executive is not prohibited from reporting possible violations of law to, filing charges with, or making disclosures protected under the whistleblower provisions of U.S. federal law or regulation, or participating in investigations of U.S. federal law or regulation by the U.S. Securities and Exchange Commission (the “SEC”), National Labor Relations Board, Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the U.S. Department of Justice, the U.S. Congress, any U.S. agency Inspector General or any self-regulatory agencies such as the SEC or federal, state or local governmental agencies having jurisdiction over the Employer or any of its affiliates (collectively, “Government Agencies,” and each a “Government Agency”). Accordingly, Executive does not need the prior authorization of Employer to make any such reports or disclosures or otherwise communicate with Government Agencies and is not required to notify Employer that he has engaged in any such communications or made any such reports or disclosures. In addition, Executive is hereby notified that 18 U.S.C. § 1833(b)(1) states as follows: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

-13 of 18- Accordingly, notwithstanding anything to the contrary in this Agreement, Executive understands that he has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Executive understands that he also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Executive understands and acknowledges that nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). 11. Intellectual Property. Executive agrees promptly to reduce to writing and to disclose and assign, and hereby does assign, to Employer, its subsidiaries, successors, assigns and nominees, all inventions, discoveries, improvements, copyrightable material, trademarks, programs, computer software and ideas concerning the same, capable of use in connection with the business of Employer or any of its affiliates, which Executive may make or conceive, either solely or jointly with others, during the period of his employment by Employer, its subsidiaries or successors. Executive agrees, upon a request by Employer and at Employer’s expense, to execute, acknowledge and deliver to Employer all such papers, including applications for patents, applications for copyright and trademark registrations, and assignments thereof, as may be necessary, and at all times to assist Employer, its parent, subsidiaries, successors, assigns and nominees in every proper way to patent or register said inventions, discoveries, improvements, copyrightable material, trademarks, programs, computer software or ideas, in any and all countries and to vest title thereto in Employer, its parent, subsidiaries, successors, assigns or nominees. Upon a request by Employer, Executive will promptly report to Employer all discoveries, inventions or improvements of whatsoever nature conceived or made by his at any time he was employed by Employer, its parent, subsidiaries or successors. All such discoveries, inventions and improvements which are applicable in any way to Employer’s business shall be the sole and exclusive property of Employer. 12. Additional Remedies. Executive recognizes that his services under this Agreement are of a personal, special, unique and extraordinary character and irreparable injury will result to Employer and to its business and properties in the event of any breach by Executive of any of the provisions of Sections 9, 10 or 11, and that Executive’s continued employment is predicated on the commitments undertaken by his pursuant to those Sections. In the event of any breach of any of Executive’s commitments pursuant to Sections 9, 10 or 11, Employer shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such commitments by Executive or by any person or persons acting for or with Executive in any capacity whatsoever.

-14 of 18- 13. Section 409A. (a) Notwithstanding anything to the contrary in this Agreement, if at the time of Executive’s termination of employment, Executive is a “specified employee” within the meaning of Section 409A of the Code and the regulations and guidance of general applicability issued thereunder (“Section 409A”), any and all amounts payable under this Agreement that constitute “nonqualified deferred compensation” payable due to a “separation from service” (as those terms are used in Section 409A) and would (but for this provision) be payable within six (6) months following the date of termination, to the extent necessary to comply with Section 409A(a)(2)(B) of the Code, shall instead be paid on the next business day following the expiration of such six (6)-month period or, if earlier, upon Executive’s death. If Executive receives compensation under Section 8 that can in whole or in part be treated as paid under a “separation pay plan” described in Treasury Regulation Section 1.409A 1(b)(9)(iii) or as a “short-term deferral” described in Treasury Regulation Section 1.409A 1(b)(4), then, to the extent permitted under Section 409A, such compensation shall be treated accordingly. (b) For purposes of Section 8, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Treasury Regulations Section 1.409A 1(h) after giving effect to the presumptions set forth therein and the facts and circumstances required to be considered by such regulation). (c) Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. (d) Any amount that Executive is entitled to be reimbursed or to have paid on his behalf under this Agreement that would constitute nonqualified deferred compensation subject to Section 409A shall be subject to the following additional rules: (i) no reimbursement of any such expense shall affect Executive’s right to reimbursement of any such expense in any other taxable year; (ii) reimbursement of the expense shall be made, if at all, promptly, but not later than the end of the calendar year following the calendar year in which the expense was incurred; and (iii) the right to reimbursement shall not be subject to liquidation or exchange for any other benefit. (e) With respect to any payment to Executive under this Agreement that would constitute nonqualified deferred compensation subject to Section 409A, if the time period for making such payment commences in one calendar year and ends in the succeeding calendar year, then the payment shall not be made until the succeeding calendar year.

-15 of 18- (f) It is intended that the terms of this Agreement comply with Section 409A, or an exemption therefrom, and the terms of this Agreement will be interpreted accordingly; provided, however, that Employer and its executives, officers, directors, agents and representatives (including, without limitation, legal counsel) will not have any liability to Executive or any related party with respect to any taxes, penalties, interest or other costs or expenses Executive or any related party may incur with respect to or as a result of Section 409A or for damages for failing to comply with Section 409A. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A or to the extent any provision in this Agreement must be modified to comply with Section 409A (including, without limitation, Treasury Regulation 1.409A-3(c)), such provision will be read, or will be modified (with the mutual consent of the parties, which consent will not be unreasonably withheld), as the case may be, in such a manner so that all payments due under this Agreement will comply with Section 409A. 14. Adjustments to Comply with Final Interagency Guidance on Sound Incentive Compensation Policies. Notwithstanding anything herein to the contrary, the compensation or benefits provided under this Agreement are subject to modification, as necessary to comply with requirements imposed by the Company Board or the Bank Board to comply with the “Final Interagency Guidance on Sound Incentive Compensation Policies” issued on an interagency basis by the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision, effective June 25, 2010, or any amendment, modification or supplement thereto, which shall be deemed to include, without limitation, any rules adopted pursuant to Section 956 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. 15. Provisions Required By Law. Notwithstanding anything herein to the contrary, any provisions that are now or are in the future required by applicable law, rule, regulation or regulatory guidance or policy of general applicability to be included in this Agreement that are not expressly stated herein shall be deemed to be a part of this Agreement as fully as if such provisions were expressly stated herein. 16. Assignment; Benefit. No party shall have the right to assign this Agreement or any rights or obligations hereunder without the consent of the other party; provided, however, that Employer may assign its rights and obligations hereunder (i) to any entity controlled by, under the control of, or under common control with, Employer (as long as such entity is no less capable of fulfilling the obligations of Employer hereunder), or (ii) to any successor to Employer upon any liquidation, dissolution or winding up of Employer, upon any merger or consolidation of Employer or upon any sale of all or substantially all of the assets of Employer (as long as such successor is capable of fulfilling the obligations of Employer hereunder). The provisions of this Agreement shall inure to the benefit of Employer, its successors and assigns, and shall be binding upon Employer and Executive, its and his heirs, personal representatives and successors,

-16 of 18- including, without limitation, Executive’s estate and the executors, administrators or trustees of such estate. 17. Waiver. Failure of any party hereto at any time to require performance by any other party of any provision of this Agreement shall in no way affect the rights of such first party to require performance of that provision, and any waiver by any party hereto of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any rights under this Agreement. 18. Severability. If any clause, phrase, provision or portion of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement and shall not affect the application of any clause, provision or portion hereof to other persons or circumstances. 19. Governing Law. To the extent not governed by the federal laws of the United States of America, this Agreement shall be construed and enforced in accordance with the laws of the State of California. 20. Arbitration. Executive agrees to sign and be bound by the terms of the Arbitration Agreement, which is attached as Exhibit C. 21. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or by email transmission, or two (2) business days after mailing by registered or certified mail postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee: If to Employer: Banc of California, Inc. 3 MacArthur Place Santa Ana, California 92707 Attention: General Counsel If to Executive: At Executive’s last address in the records of Employer. 22. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof (including, for the avoidance of doubt, the Prior Agreement), and this Agreement shall not be modified or amended except by written agreement

-17 of 18- of Employer and Executive. The headings and captions hereof are for convenience only and shall not affect the construction of this Agreement. 23. Survival. The obligations contained in this Agreement shall survive the termination of Executive’s employment with Employer or the expiration or termination of this Agreement as necessary to carry out the intentions of the parties as described herein. 24. Counterparts. This Agreement may be executed in any number of counterparts, which when taken together will constitute one and the same instrument. Photographic, faxed or PDF copies of such signed counterparts may be used in lieu of the originals for any purpose. [Signature Page Follows]

-18 of 18- IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above. BANC OF CALIFORNIA, INC. By: /s/ Ido Dotan Name: Ido Dotan Title: Executive Vice President and General Counsel BANC OF CALIFORNIA By: /s/ Ido Dotan Name: Ido Dotan Title: Executive Vice President and General Counsel EXECUTIVE By: /s/ Joseph Kauder Joseph Kauder [Signature Page to Employment Agreement]

EXHIBIT A DEFINITION OF CHANGE OF CONTROL For the purposes of this Agreement “Change of Control” means: (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes hereof, the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company affiliated with the Company, or (D) any acquisition pursuant to a transaction that complies with clauses (c)(i), (c)(ii) and (c)(iii) below; (b)Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, greater than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such

Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or (d)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

EXHIBIT B GENERAL RELEASE [Subject to modification to conform with changes in applicable law or regulations after the Execution Date] SEPARATION AGREEMENT AND GENERAL RELEASE This Separation Agreement and General Release (the “Agreement”) is executed by Banc of California, Inc. (the “Company”) and Banc of California (the “Bank”) and together with the Company, “Employer”), on the one hand, and Joseph Kauder (“Executive”), on the other hand. In consideration for the execution of this Agreement, and the performance of the terms herein, Employer and Executive (collectively the “Parties”) agree as follows: WHEREAS, Executive was employed by Employer pursuant to an employment agreement entered into by and between Executive and Employer dated as of , 2026 (the “Employment Agreement”). Capitalized terms used but not defined herein shall have the meaning set forth in the Employment Agreement; and WHEREAS, the Date of Termination of Executive’s employment with Employer was ________, and Executive acknowledges that regardless of signing this Agreement, he has received his final paycheck for all wages earned through the Date of Termination, except for any payments which, pursuant to the terms of the Employment Agreement, are not yet due to be paid; 1. NOW, THEREFORE, in consideration for timely executing and not revoking this Agreement and the release set forth in Section 2 and complying with the terms herein and subject to this Section 1, the Parties hereby agree as follows: 1.1 Severance Benefits. Employer will provide Executive with the Severance Benefits set forth in Section 8(b) of the Employment Agreement. 1.2 Unemployment. Employer will provide truthful information in response to any inquiry from the Employment Development Department related to any claim by Executive for unemployment benefits, but will not actively oppose any valid legal claims made by Executive for unemployment benefits. 1.3 No Consideration Absent Timely Execution and Effectiveness of this Agreement. Executive will not receive the consideration specified in this Section 1, unless Executive executes and delivers this Agreement and this Agreement becomes effective, and Executive fulfills the promises contained herein. The Agreement becomes effective and enforceable after any applicable revocation period has expired (the “Effective Date”). Employer has no independent legal duty to provide Executive with the consideration set forth in this Agreement, absent the terms of the Agreement itself. 1.4 Compliance. All payments and benefits described herein or that may be payable by the Employer are subject to applicable law and regulatory requirements. 2. General Release of Claims. THIS IS A GENERAL RELEASE OF CLAIMS. Except as to such rights or claims as may be created by this Agreement, Executive, and any person or entity acting on Executive’s behalf, including but not limited to Executive’s spouse, heirs, administrators, successors, assigns and/or agents, hereby release Employer and all of its past, present and future subsidiaries, parents, affiliates, related entities, assigns, predecessors and successors and each of its and their employees, officers, directors, members, agents, trustees, administrators, representatives, owners, shareholders, partners, insurers, fiduciaries, consultants and attorneys, jointly and severally (collectively the “Released Parties”), from any and all liabilities, claims, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, penalties, interest, attorneys’ fees, and other legal responsibilities, of any form whatsoever, whether known or unknown, which Executive has or had at any time prior to Executive’s execution of this Agreement, including but not limited to any and all claims arising out and/or relating to: • Executive’s employment with the Released Parties and the termination thereof; • Any alleged contract, whether written, oral or implied, between Executive and any Released Parties; • The Company Equity Plans; • Any act or omission by or on the part of any of the Released Parties; • Title VII of the Civil Rights Act of 1964, as amended; • The Civil Rights Act of 1991, as amended; • Sections 1981 through 1988 of Title 42 of the United States Code, as amended; • The Age Discrimination in Employment Act of 1967, as amended; • The Employee Retirement Income Security Act of 1974, as amended; • The Immigration Reform and Control Act, as amended; • The Americans with Disabilities Act of 1990, as amended; • The Family Medical Leave Act, as amended; • The Fair Labor Standards Act, as amended; • The Workers Adjustment and Retraining Notification Act, as amended; • The Occupational Safety and Health Act, as amended; • Any federal, state or local law, regulation or municipal ordinance, all including any amendments and implementing regulations, including those regulating compensation and those prohibiting discrimination, harassment, or retaliation of any kind; • Any common law claims, including claims based on violation of public policy, breach of contract, tort, fraud, misrepresentation, defamation, emotional distress or wrongful discharge; and/or • Any claim for costs, fees, interest, or other expenses, including attorneys’ fees. The foregoing general release does not apply to any of Executive’s claims that cannot be released as a matter of law, such as claims for workers’ compensation benefits, state or federal disability benefits, and unemployment insurance benefits. The Parties agree and acknowledge that the release and waiver set forth above shall not prevent Executive from participating in or cooperating with any state, local or federal agency’s investigation or charge of discrimination, harassment or similar misconduct, including the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”) or any state human or civil rights commission, such as the California Civil Rights Department (“CCRD”), New York State Division of Human Rights (“NYSDHR”) and the Texas Commission on Human Rights (“TXCHR”). The Parties further agree and acknowledge that nothing in the Agreement prevents or prohibits Executive from filing a charge of discrimination, harassment or similar claims with a local, state, or federal agency, such as the EEOC, NLRB, CCRD, NYSDHR or TXCHR. However, Executive understands and agrees that Executive is releasing Employer and Released Parties from any and all claims by which Executive is giving up the opportunity to recover any compensation, damages, or any other form of relief in any proceeding concerning discrimination, harassment or similar claims brought by Executive or on Executive’s behalf. Notwithstanding anything else to the contrary in this Agreement, the foregoing release shall not affect: the obligations of Employer set forth in the Employment Agreement or the indemnification agreement or other obligations that, in each case with respect to such other obligations, by their terms, are to be performed after the execution date of this Agreement, including, without limitation, Executive’s rights to any vested benefits, vested pension rights or vested rights to equity); any obligations of the Bank to repay any bank deposits; obligations to indemnify Executive respecting acts or omissions in connection with Executive’s service as a director, officer or employee of the Released Parties; obligations with respect to insurance coverage under any of the Released Parties’ (or any of their respective successors) directors’ and officers’ liability insurance policies; or any right Executive may have to obtain contribution in the event of the entry of judgment against Executive as a result of any act or failure to act for which both Executive and any of the Released Parties are jointly responsible. 3. Older Worker’s Benefit Protection Act. This Agreement constitutes a knowing and voluntary waiver of any and all rights or claims that Executive has or may have under the federal Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act of 1990, 29 U.S.C. §§ 621 et seq. This paragraph and this Agreement are written in a manner calculated to be understood by Executive. Executive is hereby advised in writing to consult with an attorney before signing this Agreement. Executive has had a reasonable time of up to twenty-one (21) days in which to consider signing this Agreement. If Executive decides not to use all twenty-one (21) days, Executive knowingly and voluntarily waives any claims that Executive was not given the twenty-one (21) day period or did not use the entire twenty-one (21) days to consider this Agreement. Executive may revoke this Agreement at any time within the seven (7) day period following the date Executive signs this Agreement by providing written notice of revocation to Employer’s General Counsel by email at legal@bancofcal.com or by certified letter to Banc of California, c/o General Counsel, 3 MacArthur Place, Santa Ana, California 92707 before the expiration of the seven (7) day revocation period. The Agreement shall not become effective or enforceable until after the seven (7) day revocation period has expired. If Executive revokes the Agreement within the seven (7) day revocation period, Executive will not receive the consideration set forth in the Agreement. 4. No Pending Claims. Executive represents that Executive does not have any pending claim, complaint, grievance, charge, or action filed with any court or agency against any of the Released Parties. Notwithstanding the foregoing, nothing in this Agreement or in any agreement or understanding with the Employer or any of its affiliates precludes, restricts or is intended to preclude or restrict Executive from recovering a whistleblower award as provided under Section 21F of the Securities and Exchange Act of 1934. 5. Release of Unknown Claims. Executive has reviewed and hereby expressly waives the provisions of Section 1542 of the California Civil Code and any other similar federal, state or local law. Section 1542 of the California Civil Code provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” This Agreement extends to all claims or causes of action, of every nature and kind whatsoever, known or unknown, enumerated in this Agreement or otherwise. Executive may hereafter discover presently unknown facts or claims different from or in addition to those that Executive now knows as to the matters released herein. Nevertheless, it is Executive’s intention, through this Agreement, to fully release all such matters and all claims related thereto, which do now exist, may exist or heretofore have existed and Executive expressly waives, relinquishes and forfeits all rights and benefits accorded by the provisions of Section 1542 of the California Civil Code and any similar federal, state or local law, and furthermore waives any rights that he or she might have to invoke such provisions now or in the future with respect to the matters released by this Agreement. 6. Payments. On the Separation Date, Employer shall pay to Executive any and all accrued but unpaid base salary, vacation, sick leave, PTO or holiday pay (“Earned Compensation”). For the avoidance of doubt, payment of Earned Compensation shall not be subject to Executive’s execution of a release pursuant to Section 2 of this Agreement. 7. Inquiries. Following the Separation Date, Executive will direct any requests from prospective employers for information about Executive’s employment with Employer only to HRsupport@bancofcal.com. Employer will respond to any inquiries about Executive’s employment directed to Human Resources by providing only Executive’s dates of employment and job titles. 8. No Workplace Injuries. To Executive’s knowledge, Executive has not sustained any workplace injury of any kind during Executive’s employment with Employer for which Executive has not previously reported or sought benefits under Employer’s workers’ compensation procedures. Executive acknowledges that nothing in this Agreement waives, releases, or limits any rights or claims that cannot be waived or released under applicable workers’ compensation laws. 9. Non-Disclosure of Trade Secrets, Confidential or Proprietary Information; Protected Activity. Executive will not, for any reason, disclose to others or use for the benefit of anyone other than Employer any trade secret, confidential or proprietary information of Employer, including, but not limited to information relating to Employer’s customers, employees, consultants, affiliates, partners, contractors, products, services, know-how, techniques, methods, models, computer systems, programs, applications, policies and procedures, research, projects, future developments, costs, profits, pricing, customer and client information. The use of any trade secret, confidential or proprietary information belonging to Employer shall be a material breach of this Agreement. Notwithstanding anything herein or in any other agreement with or policy of Employer to which Executive was or is subject, nothing herein or therein shall (i) prohibit Executive from initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation or proceeding conducted by, a local, state or federal agency, or reporting possible violations of federal or state law or regulation to any governmental agency or entity or self- regulatory organization, including making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended, or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, (ii) require Executive to comply with any notification or prior approval requirement with respect to any reporting described in clause (i), (iii) prohibit Executive from exercising protected rights under Section 7 of the National Labor Relations Act (to the extent applicable), (iv) prohibit Executive from discussing or disclosing any claim of sexual assault or sexual harassment, or prevent Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful, in each case, without notice to Employer or its affiliates, (iv) prohibit Executive from filing for, or disclosing facts necessary to receive, unemployment insurance, Medicaid or other public benefits to which Executive is entitled, (v) responding to a peace officer’s or prosecutor’s questions relating to an alleged criminal sexual offense or obscenity, or making a statement in a criminal proceeding related to an alleged sexual offense or obscenity, (vi) making truthful statements or disclosures regarding unlawful employment practices, meaning any form of unlawful discrimination, harassment, or retaliation that is actionable under Article 2 of the Illinois Human Rights Act, Title VII of the Civil Rights Act of 1964, or any other related State or federal rule or law that is enforced by the Illinois Department of Human Rights or the Equal Employment Opportunity Commission, (vii) conflict with Nevada Assembly Bill No. 248 (2019) (right to speak about a sexual offense that qualifies as a felony, assert discrimination claim on basis of sex and retaliation for reporting sexual discrimination) or Nevada Assembly Bill No. 60 (2021) (nullifies contracts and settlement agreements that restrict a party from testifying about a crime, sexual harassment, discrimination or retaliation), (viii) prevent discussing unlawful employment discrimination under the Maine Human Rights Act occurring in the workplace or at work-related events or (ix) pursuant to 18 U.S.C. § 1833(b), hold Executive criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Employer that (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to Executive’s attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, Executive may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if Executive (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement Executive has with the Employer or any of its affiliates is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section; provided, however, that Executive is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. 10. Work Product. Any services, including without limitation, any designs, logos, emblems, brand strategies, data, materials, and reports (collectively, the “Work Product”), delivered to Employer hereunder shall be solely owned by Employer. Executive hereby irrevocably transfers and assigns to Employer all right, title and interest worldwide in perpetuity in and to the Work Product and all applicable intellectual property rights related to the Work Product, including without limitation copyrights, trademarks, trade secrets, patents, moral rights, contract, and licensing rights. If any Work Product includes material that is otherwise copyrighted, subject to any intellectual property rights or contains any pre-existing materials, Executive grants Employer, effective upon delivery of Work Product, a nonexclusive, unrestricted, irrevocable, royalty-free, fully-paid worldwide transferable license in perpetuity to use the Work Product for any purpose. 11. Waiver of Other Rights. If Executive has any rights to Work Product that cannot be assigned to Employer, Executive unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Employer with respect to such rights, and agrees to, at Employer’s request and expense, consent to and join in any action to enforce such rights. If Executive has any right to Work Product that cannot be assigned to Employer or waived by Executive, Executive unconditionally and irrevocably grants to Employer during the term of such rights, an exclusive, irrevocable, royalty- free, fully-paid worldwide transferable license in perpetuity, with rights including but not limited to sublicense through multiple levels of sublicensees, to exploit, to reproduce, create derivative works of, distribute, publicly perform and publicly display, by all means now known or later developed, such rights. 12. Future Cooperation. To the extent permitted by law, Executive agrees, upon Employer’s request, to reasonably cooperate with and assist Employer in any investigation, litigation, arbitration or regulatory proceeding regarding events that occurred during Executive’s tenure with Employer or its affiliate or any matters of which Executive has particular knowledge, including making themself reasonably available to consult with Employer’s counsel, to provide information and to give testimony. Employer will reimburse Executive for reasonable out-of-pocket expenses (including, without limitation, Executive’s legal fees) Executive incurs in extending such cooperation at Employer’s request, so long as Executive provides advance written notice of Executive’s request for reimbursement and provides satisfactory documentation of the expenses. Nothing in this section is intended to, and shall not, restrict or limit Executive from exercising his or her protected rights in Section 2 or Section 9 hereof or restrict or limit Executive from providing truthful information in response to a subpoena, other legal process or valid governmental inquiry. 13. Prior Agreements. This Agreement does not alter, modify or impact any confidentiality provisions and/or the restrictive covenants between the Parties, nor does it affect Executive’s obligation to comply with those provisions and/or covenants.

14. Return of All Employer’s Materials. Executive has returned to Employer all of Employer’s records, documents, electronically stored information, and tangible embodiments of such, in Executive’s possession, including but not limited to Employer’s trade secrets, confidential information and proprietary information. Executive has returned to Employer all property of Employer including but not limited to keys, key cards, cellular phones, credit cards, tablets, personal and laptop computers, and any other electronic equipment; provided, however, that Executive may retain (i) Executive’s personal financial, insurance, identification and health records or documents; (ii) information, records and documents related to Executive’s philanthropic activities; and (iii) the contact information of Executive’s personal contacts and any portion of Executive’s personal correspondence, in each case to the extent such retained portion does not contain confidential business information of Employer. If Executive later discovers that Executive is in possession of any Employer’s information, documents or other materials, Executive shall promptly notify Employer and cooperate in arranging to return or dispose of such material, as directed by Employer. Further, if Executive has used any personal cellular phones, tablets, or personal and laptop computers to conduct work for or on behalf of Employer, Executive will provide reasonable access to Employer to ensure all of Employer’s records, documents, electronically stored information, and tangible embodiments of such, including but not limited to Employer’s trade secrets, confidential information and proprietary information have been removed from such devices and returned to Employer. 15. Non-Disparagement. Executive agrees not to disparage Employer, or Employer’s officers, directors, employees and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that Executive may respond accurately and fully to any question, inquiry or request for information when required by law, such as through a valid subpoena, court order, or other similar compulsion of law, or as part of a government inquiry or proceeding. Notwithstanding any provision in this Agreement to the contrary, nothing herein shall prevent Executive from disclosing to or discussing with others the terms of Executive’s employment, including, by way of example, Executive’s compensation, benefits, working hours or conditions or other matters that do not constitute non-public, proprietary information of Employer. Further, nothing in this Agreement prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that they have reason to believe is unlawful. 16. Confidentiality, Non-Disclosure Obligations and Related Obligations. Except as set forth below, Executive agrees that neither they, nor their attorneys, agents or representatives shall disclose, publicize or allow or cause to be publicized or disclosed any of the terms of this Agreement including without limitation the amount of consideration paid by Employer, and will not publicly file or otherwise make available this Agreement or any of its terms to anyone not a Party to this Agreement, except where such disclosure, availability, or filing is required by applicable law and only to the extent required by such law. Nothing in this Agreement shall prevent Executive from disclosing the amount of the payment or the other terms in this Agreement to their spouse, attorneys, accountants, and/or the government for tax purposes. Should Executive disclose any information concerning this Agreement to any person that is not a governmental representative, they must advise such person(s) they will also be under an obligation to keep the terms, conditions and existence of this Agreement confidential. This provision is a material term of this Agreement. 17. Arbitration. Except for claims for emergency equitable or injunctive relief which cannot be timely addressed through arbitration, the Parties agree to submit any claim or dispute arising out of this Agreement or the Parties’ respective duties or obligations under this Agreement, to private and confidential arbitration by a single neutral arbitrator. The arbitration will be conducted pursuant to the then-current employment arbitration rules of JAMS (the “Rules”) (a copy of the current Rules are available at www.jamsadr.com/rules-employment-arbitration), and shall take place in or near the county and state in which Executive worked on behalf of Employer. If the parties cannot agree on an arbitrator within twenty- one (21) days from a written demand for arbitration, an arbitrator will be selected from JAMS’ panel in accordance with the Rules. The arbitrator shall not have the authority to modify any of the provisions of this Agreement. Any dispute regarding the arbitrability of a claim shall be resolved by the arbitrator. The decision of the arbitrator shall be in writing, and shall be final and binding on all Parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction. To the extent required by law, Employer shall pay the arbitrator’s fees and any other costs unique to the arbitration (excluding, for the avoidance of doubt, any initial filing or case management fees). However, the fees and costs of the arbitration proceeding may be reallocated by the arbitrator in the arbitrator’s discretion. Each Party shall pay its own costs and attorneys’ fees, if any. However, in any arbitration or legal proceeding based on or arising under this Agreement, the arbitrator or court may award reasonable attorneys’ fees to the prevailing party in accordance with applicable law. THE PARTIES HEREBY WAIVE ANY RIGHT TO A JURY TRIAL ON ANY DISPUTE OR CLAIM COVERED BY THIS AGREEMENT. 18. Attorney’s Fees. The parties shall bear their own attorneys’ fees and costs incurred in connection with this Agreement, including but not limited to those incurred in connection with the negotiation, preparation, and execution of this Agreement. 19. Acknowledgment. Executive has read this Agreement, has the authority to sign it, fully understands the contents of this Agreement, freely, voluntarily and without coercion enters into this Agreement, and is signing it with full knowledge that it is intended, to the maximum extent permitted by law, as a complete release and waiver of any and all claims. 20. Severability. In the event any provision of this Agreement other than the general release provisions is held to be void, null or unenforceable, the remaining portions shall remain in full force and effect. If the general release is found to be illegal or unenforceable, Executive agrees to execute a binding replacement general release. 21. No Admission of Wrongdoing. Neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed as an admission of liability or wrongdoing on the part of the Released Parties, nor shall they be admissible as evidence in any proceeding other than for the enforcement of this Agreement. 22. Modification. This Agreement cannot be modified in any respect except in a written instrument signed by both Parties. 23. Entire Agreement. This Agreement sets forth the entire agreement between the Parties hereto, and fully supersedes any prior agreements or understandings between the Parties, except for any confidentiality agreements and/or restrictive covenants between the Executive and Employer, which shall remain in full force and effect. 24. No Reliance. Executive has not relied on any representations, promises, or agreements of any kind made to Executive in connection with Executive’s decision to accept this Agreement, except for those set forth in this Agreement. 25. Interpretation. Any uncertainty or ambiguity in the Agreement shall not be construed for or against any Party based on the attribution of drafting to any Party. 26. Counterparts. This Agreement may be executed by the Parties in counterparts, which are defined as duplicate originals, all of which taken together shall be construed as one document. 27. Signature. A signature by facsimile, .pdf, electronic (e.g., DocuSign) or email on this Agreement shall be as legally binding as an original signature.

28. Binding on Successors. The Parties agree that this Agreement shall be binding on, and inure to the benefit of, their successors, heirs and/or assigns. 29. Governing Law. This Agreement shall be governed and conformed in accordance with the laws of the state in which Executive resides at the time of execution of this Agreement, without regard to such state’s conflicts of law principles.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. YOU SHOULD CONSULT WITH AN ATTORNEY, AT YOUR EXPENSE, TO REVIEW THIS AGREEMENT. IF YOU AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, PLEASE EXECUTE AND DELIVER AN EXECUTED ORIGINAL VIA DOCUSIGN NO EARLIER THAN THE SEPARATION DATE AND NO LATER THAN TWENTY- ONE (21) DAYS FOLLOWING THE SEPARATION DATE. IF YOU EXECUTE AND DELIVER THIS AGREEMENT PRIOR TO THE SEPARATION DATE, YOU WILL BE ASKED TO RE-EXECUTE AND RE-DELIVER AN EXECUTED ORIGINAL NO LATER THAN TWENTY-ONE (21) DAYS FOLLOWING THE SEPARATION DATE. IN WITNESS WHEREOF, EACH PARTY HERETO HAS DULY EXECUTED THIS AGREEMENT AS OF THE DATE WRITTEN NEXT TO THEIR SIGNATURE. Executed on ______________ by: ____________________________________________ Joseph Kauder Executed on _______________ by: Banc of California, Inc. Executed on _______________ by: Banc of California

EXHIBIT C ARBITRATION AGREEMENT This Arbitration Agreement (the “Agreement”) is entered into by the executive executing this Agreement (“you”) and Banc of California and Banc of California, Inc. and their parents, subsidiaries, officers, directors, employees, agents, representatives, shareholders, successors and assigns (collectively, “Banc of California”), as of the date below. In consideration for signing this Agreement, and the performance of the terms herein, you and Banc of California (collectively, the “Parties”) agree: 1. Arbitration. This Agreement requires the Parties to arbitrate all Claims, as defined in Section 3 of this Agreement, the Parties may have against each other. In arbitration, each side in the dispute presents its case to a neutral third party called an arbitrator, rather than to a judge or jury. You and Banc of California are entitled to be represented by your own legal counsel in the arbitration. After reviewing the evidence and considering the arguments of the Parties, the arbitrator will issue a written decision. There will be no trial by a judge or jury, and no appeal of the arbitrator's decision, except as provided by law. 2. Arbitrator. The arbitration shall be conducted before one neutral arbitrator selected by the Parties under the JAMS Employment Arbitration Rules & Procedures (the “JAMS Rules”) then in effect. You may obtain a copy of the JAMS Rules at https://www.jamsadr.com/rules- employment- arbitration and/or by requesting a copy of the JAMS Rules from the Legal Department by email at Legal@bancofcal.com. There will be no retaliation against you if you request a copy of the JAMS Rules. 3. Claims Covered by This Agreement. The claims covered by this Agreement, and subject to arbitration, include but are not limited to all past, present, future claims of any kind arising from or relating to your employment with Banc of California, including but not limited to claims for wrongful termination; discrimination; harassment; retaliation; breach of contract/covenant; trade secrets; emotional distress; fraud; misrepresentation; defamation; tort claims; minimum wage; off the clock work; overtime; bonuses; meal/rest periods; wage statements; reimbursement; penalties; benefits; violation of any federal, state or other government constitution, statute, ordinance or regulation, including but not limited to Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, the California Civil Code, and/or the California Wage Orders, and federal, state, or labor laws governing similar harassment, discrimination, retaliation, and wage and hour claims (collectively the “Covered Claims”). 4. Claims Not Covered by This Agreement. The following claims are not subject to arbitration under this Agreement, and therefore are not Covered Claims: (a) claims for workers’ compensation benefits, state or federal disability benefits or state unemployment benefits; (b) administrative charges or claims filed with a federal, state or local government office or agency, such as the Equal Employment Opportunity Commission (“EEOC”) or the

California Civil Rights Department (“CCRD”) or any comparable state/local anti- discrimination agency, or the National Labor Relations Board (“NLRB”); (c) claims under an employee benefit or pension plan that specifies a different claims resolution procedure; (d) class, representative or collective litigation pending in a state or federal court as of the date you sign this Agreement; or (e) any claim that under applicable law is not allowed to be subject to a mandatory arbitration agreement, such as a non-individual or representative claim under the California Private Attorneys General Act. 5. Initiating Arbitration. Either Party may initiate arbitration by making a written request to arbitrate to the other Party listing the Claim(s) to be arbitrated or by submitting a Demand for Arbitration directly to JAMS as provided in JAMS’ rules (https://www.jamsadr.com/rules- employment- arbitration). Requests to Banc of California shall be delivered to the Legal Department by email at Legal@bancofcal.com. Requests to you shall be delivered to the last known mailing address you provided in writing to Banc of California. The arbitration shall take place in the county where you were last employed by Banc of California. Banc of California will pay the arbitrator’s fees and any other administrative fees unique to arbitration. 6. Arbitrator's Authority. The arbitrator shall authorize both Parties to engage in reasonable discovery necessary to obtain evidence in support of the claims and defenses of the Parties, and to apply applicable law to determine issues of liability and damages regarding all Covered Claims to be arbitrated. The arbitrator is authorized to award any remedy or relief that would have been available to the Parties had the matter been heard in court, including but not limited to an award of attorneys' fees and costs to the prevailing party, in accordance with the law applicable to such claims. The decision of the arbitrator shall be in writing and shall provide the reasons for the arbitrator's award. The arbitrator’s authority to resolve disputes and make awards under this Agreement is limited to disputes between (1) you as an individual and Banc of California; and/or (2) you as an individual and any current or former officer, director, employee, representative, and/or agent of Banc of California. No arbitration award or decision will have any preclusive effect as to issues or Covered Claims in any dispute with anyone who is not a named party to the arbitration. This Agreement shall not be construed to deprive a party of any substantive right preserved by law. 7. Class, Collective or Representative Claims and Actions. The Parties agree to individualized arbitration as the sole and exclusive means to resolve all Covered Claims, and that Covered Claims pertaining to different employees shall be adjudicated in separate proceedings. This means that no other person shall be entitled to join or consolidate in arbitration any Covered Claim by or against Banc of California or its current or former employees. As such, except as set forth above, both you and Banc of California waive any right to bring any Covered Claim on behalf of themselves, or on behalf of other persons, or to otherwise participate in, any class, collective or representative action (i.e. a type of lawsuit in which one or several persons sue on behalf of a larger group of persons) of a Covered Claim. No arbitrator shall have the authority under this Agreement to order any such class, collective or representative action. If a class, collective or representative claim is pursued in court and the court finds it to be unwaivable or otherwise not subject to arbitration, you and Banc of California agree that any such claim will be severed and, the court shall determine whether the claim should be dismissed or stayed pending resolution of the arbitrable claims. Any such claims that are stayed shall be resolved in court by a judge as the sole finder of fact. The Parties agree that a court, not an arbitrator, shall determine whether any claims may proceed on a class, collective or representative basis. 8. Special Provisions For Multiple, Related Arbitrations. The following procedures shall be used when a Covered Claim is one of ten (10) or more arbitration cases pending at the same time which present substantially similar or overlapping allegations of fact or law. A court of competent jurisdiction, and not JAMS or an arbitrator, shall resolve any dispute over whether these procedures apply to any Covered Claim or group of Covered Claims. a. Purpose and Rationale. A large number of arbitration cases with substantially similar or overlapping allegations will impose excessive transaction costs regardless of the cases’ merit or lack of merit. It also is logistically difficult or impossible to arbitrate simultaneously large numbers of substantially similar cases. The parties therefore agree to use these litigation procedures similar to those that courts use in mass-tort cases, based on the judiciary’s experience that, after one or a few cases are tried to verdict or otherwise resolve, most or all of the other cases settle or otherwise resolve themselves. b. Procedures. To the maximum extent permitted by law, no more than 10 substantially similar or overlapping cases will be active at any one time. All remaining substantially similar or overlapping cases will be stayed, with the statutes of limitations tolled. As soon as one of the original active cases is resolved (by decision, settlement, or otherwise), a stayed arbitration shall replace it on the list of 10 active cases. Except as provided below, cases shall be placed on or moved to the active list in the order demands for arbitration are first received by JAMS. Until a case is on or is moved to the list of 10 active cases, any amounts the Claimant paid to initiate a case shall be refunded, and Banc of California shall have no obligation to pay any JAMS or arbitrator fees. c. Hardship. If any Claimant claims exceptional hardship from any delay based on these procedures, the Claimant may petition Banc of California to waive the 10-case limit for with respect to that case. If Banc of California does not agree, the Claimant may petition JAMS to place the Claimant’s case on the list of 10 active cases, on the ground that delay will impose exceptional hardship. If JAMS finds exceptional hardship and grants the Claimant’s petition, JAMS shall (based on its determination of relative hardship) remove one other case from the list of 10 active cases and place it at the head of the list of stayed cases. Under no circumstances shall JAMS place more than 10 cases into active status. If more than 10 hardship applications are granted, JAMS shall determine which 10 cases shall proceed first, based on its determination of relative hardship. d. Arbitrators. Nothing in this Agreement is intended to prohibit one arbitrator being assigned to multiple, individual arbitrations, based on the Parties’ agreement. 9. Protections. If a court determines that this Agreement is lacking any employee protections required by law, Banc of California may offer you protections the court and/or law deems necessary to preserve the enforceability of this Agreement. Notwithstanding the unavailability of class, collective or representative arbitration under this Agreement, nothing herein is intended to limit your rights under Section 7 of the National Labor Relations Act, including the right to engage in concerted activity, and you will not be retaliated against for exercising such rights. 10. Miscellaneous. The Parties agree that Banc of California is engaged in transactions involving interstate commerce, and this Agreement shall be enforceable under the substantive and procedural provisions of the Federal Arbitration Act, 9 U.S.C. §§ 1, et seq. If any provision of this Agreement is determined to be illegal or unenforceable, such determination shall not affect the balance of this Agreement, which shall remain in full force and effect, and such invalid provision shall be deemed severable. This Agreement contains the Parties’ entire agreement relating to arbitration of claims between them, and supersedes any prior written and/or verbal agreements or representations. This Agreement may be modified or replaced only by a written agreement that is signed by both Parties. The Parties confirm that they have read Banc of California’s Arbitration Program memorandum dated January 2, 2026, and the list of Questions & Answers explaining the arbitration process. 11. Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, respectively. Delivery of an executed counterpart of this Agreement by facsimile or transmitted electronically in either a Tagged Image Format File (“TIFF”) or Portable Document Format (“PDF”) shall be equally effective as delivery of a manually executed counterpart of this Agreement. This Agreement may also be executed by electronic signature, whether digital or encrypted, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include DocuSign signature, faxed or emailed versions of an original signature or electronically scanned and transmitted versions of an original signature. THE PARTIES AGREE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS, HAVE ENTERED INTO IT VOLUNTARILY, AND AGREE TO ARBITRATION. ACKNOWLEDGED AND AGREED: Joseph Kauder for Banc of California, Inc. and Banc of California Dated Dated